Exhibit 99.1

July 10, 2008

Dear Stockholder:

In today's economy, we are faced with many challenges.  The real estate industry and the credit markets are both in turmoil.  As a mortgage lender, we are faced with an immense challenge in navigating the current economic environment.  Unfortunately, our operating results have suffered because of an increase in non-performing assets, a write-down on real estate owned property and legal fees in connection with various lawsuits.  As such, we have been forced to suspend the payment of dividends to our shareholders.

Attached, are copies of the two press releases that were issued by the Company.  We apologize for any inconvenience this may cause you.  However, we will endeavor to do our best during these trying economic times.

Very truly yours,

Michael V. Shustek
President and CEO